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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File #333-39642) and Form S-8 filings (File #333-62891 and File #333-86161) of Amkor Technology, Inc. of our following reports:

- dated January 15, 2000 relating to the financial statements of Amkor Technology Korea, Inc.;

- dated February 28, 2000 relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiary which appears in the Current Report on Form 8-K, dated February 15, 2001.



                                                /s/ SAMIL ACCOUNTING CORPORATION

Seoul, Korea
February 15, 2001